EXHIBIT 4.556

Execution Version

SIG COMBIBLOC GROUP AG

SIG SCHWEIZERISCHE INDUSTRIE-GESELLSCHAFT AG

(FORMERLY SIG REINAG AG)

as Pledgors

and

THE BANK OF NEW YORK MELLON

as Collateral Agent and Pledgee

JUNIOR SHARE AND PARTNERSHIP INTEREST PLEDGE

AGREEMENT

relating to the shares (Verpfändung von Aktien) and interests

(Verpfändung Komplementäranteile) in SIG EURO HOLDING AG

& CO. KGAA

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Credit Document (as defined in Clause 1 of this document) in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Credit Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee.

Contents

Clause		Page

1.	Definitions and Language	4

2.	Pledged Shares	13

3.	Pledge	14

4.	Scope of the Pledge	15

5.	Purpose of the Pledge	17

6.	Exercise of Membership Rights	17

7.	Enforcement of the Pledge	18

8.	Swiss Limitations	22

9.	Undertakings of the Pledgors	24

10.	Delegation	27

11.	Indemnity	27

12.	No liability	28

13.	Duration and Independence	28

14.	Release (Pfandfreigabe)	28

15.	Partial Invalidity; Waiver	29

16.	Amendments	29

17.	Notices and their Language	29

18.	Applicable Law, Jurisdiction	31

19.	Conclusion of this Agreement (Vertragsschluss)	31

Schedule 1		32

Part 1 List of Current Borrowers		32

Part 2 List of Current Guarantors, Current 2009 Senior Secured Notes Guarantors, Current October 2010 Secured Notes Guarantors, Current February 2011 Secured Notes Guarantors and Current August 2011 Secured Notes Guarantors		32

Part 3 List of Current New Secured Notes Guarantors		38

Schedule 2 Copy of Approval and Consent		44

This Junior Share and Partnership Interest Pledge Agreement (this “Agreement”) is made on 7 November 2012

BETWEEN:

(1)	SIG Schweizerische Industrie-Gesellschaft AG (formerly SIG Reinag AG), a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland, having its registered office at Laufengasse 18, CH-8212 Neuhausen am Rheinfall, Switzerland and registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-290.3.003.796-7 (“Pledgor 1”);

(2)	SIG Combibloc Group AG, a stock corporation (Aktiengesellschaft) organised under the laws of Switzerland having its business address at Laufengasse 18, CH-8212 Neuhausen am Rheinfall, Switzerland, and registered in the commercial register (Handelsregister) of the Canton of Schaffhausen under the federal register number CH-290.3.004.149-2 (“Pledgor 2” and together with Pledgor 1 the “Pledgors” and each a “Pledgor”); and

(3)	The Bank of New York Mellon, having its business address at 1 Wall Street, New York, N.Y. 10286, The United States of America, in its capacity as collateral agent under the First Lien Intercreditor Agreement (as defined below) (the “Collateral Agent” or the “Pledgee”).

WHEREAS:

(A)	Pursuant to the third amended and restated senior secured multi-currency term and revolving credit agreement dated 28 September 2012 of currently up to USD 2,355,000,000 and EUR 380,000,000 between, inter alios, the parties listed in Schedule 1 Part 1 hereto as current borrowers (the “Current Borrowers”), the parties listed in Schedule 1 Part 2 hereto as current guarantors (the “Current Guarantors”), Credit Suisse AG as administrative agent and others (as amended, varied, novated, restated, supplemented, superseded or extended from time to time, the “Third Amended and Restated Credit Agreement”), which amends and restates the multi-currency term and revolving credit agreement dated 5 November 2009 between, inter alios, the Current Borrowers and the Current Guarantors, Credit Suisse AG as administrative agent and others (as amended and restated pursuant to the Third Amended and Restated Credit Agreement and as further amended, varied, novated, restated, supplemented, superseded or extended from time to time, hereinafter the “Credit Agreement”), certain lenders (together the “Original Lenders”) have granted certain facilities to the Current Borrowers and certain other entities which may accede or may have acceded to the Credit Agreement as additional borrowers.

(B)

Pursuant to a senior secured notes indenture dated 5 November 2009 between, inter alios, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., and Reynolds Group Issuer (Luxembourg) S.A as ultimate issuers (the “Issuers”), certain affiliates of the

Issuers listed in Schedule 1 Part 2 hereto as current 2009 senior secured notes guarantors (the “Current 2009 Senior Secured Notes Guarantors”) and The Bank of New York Mellon, as indenture trustee, principal paying agent, transfer agent and registrar, (as amended, varied, novated, supplemented, superseded or extended from time to time, the “2009 Senior Secured Notes Indenture”), the Issuers have issued senior secured notes due 2016 in the aggregate principal amount of EUR 450,000,000 (the “2009 Senior Secured Notes”) to certain noteholders.

(C)	Pursuant to a senior secured notes indenture dated 15 October 2010 between, inter alios, RGHL US Escrow I LLC, RGHL US Escrow I Inc., and RGHL Escrow Issuer (Luxembourg) I S.A. as escrow issuers (the “Escrow Issuers”), The Bank of New York Mellon as indenture trustee, The Bank of New York Mellon, London Branch as principal paying agent, The Bank of New York Mellon as collateral agent and Wilmington Trust (London) Limited as additional collateral agent (as amended, varied, novated, supplemented, superseded or extended from time to time, the “October 2010 Secured Notes Indenture”), the Escrow Issuers have issued secured notes due 2019 in the aggregate principal amount of USD 1,500,000,000 in escrow (the “October 2010 Secured Notes”). In connection with the release from escrow of the proceeds of the October 2010 Secured Notes, which occurred on 16 November 2010, the Escrow Issuers were merged with and into the Issuers, with each of the Issuers surviving the applicable mergers or other transfers and assuming by operation of law the obligations of the applicable Escrow Issuers with respect to the October 2010 Secured Notes Indenture and the October 2010 Secured Notes. Certain affiliates of the Issuers listed in Schedule 1 Part 2 hereto have acceded to the October 2010 Secured Notes Indenture as current October 2010 secured notes guarantors (the “Current October 2010 Secured Notes Guarantors”).

(D)	Pursuant to a senior secured notes indenture dated 1 February 2011 between, inter alios, the Issuers, The Bank of New York Mellon as indenture trustee, The Bank of New York Mellon, London Branch as principal paying agent, The Bank of New York Mellon as collateral agent and Wilmington Trust (London) Limited as additional collateral agent (as amended, varied, novated, supplemented, superseded or extended from time to time, the “February 2011 Secured Notes Indenture”), the Issuers have issued secured notes due 2021 in the aggregate principal amount of USD 1,000,000,000 (the “February 2011 Secured Notes”) which are guaranteed by certain affiliates of the Issuers listed in Schedule 1 Part 2 hereto as current February 2011 secured notes guarantors (the “Current February 2011 Secured Notes Guarantors”).

(E)

Pursuant to a senior secured notes indenture dated 9 August 2011 between, inter alios, the RGHL US Escrow II LLC and RGHL US Escrow II Inc. as escrow issuers (the “August 2011 Escrow Issuers”), The Bank of New York Mellon as indenture trustee, principal paying agent, transfer agent, collateral agent and registrar, The Bank of New York Mellon, London Branch as paying agent and Wilmington Trust (London)

Limited as additional collateral agent (as amended, varied, novated, supplemented, superseded or extended from time to time, the “August 2011 Secured Notes Indenture”), the August 2011 Escrow Issuers have issued senior secured notes due 2019 in the aggregate principal amount of USD 1,500,000,000 (the “August 2011 Secured Notes”). In connection with the release from escrow of the proceeds of the August 2011 Secured Notes, which occurred on 8 September 2011 RGHL US Escrow II Inc. and RGHL US Escrow II LLC were merged with and into Reynolds Group Issuer Inc. and Reynolds Group Issuer LLC (together with Reynolds Group Issuer (Luxembourg) S.A., the “August 2011 Ultimate Issuers”), respectively, and the obligations of the August 2011 Escrow Issuers were assumed by the August 2011 Ultimate Issuers pursuant to one or more supplemental indentures between, among others, the August 2011 Escrow Issuers, the August 2011 Ultimate Issuers, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent. The August 2011 Ultimate Issuers and certain affiliates of the August 2011 Ultimate Issuers listed in Schedule 1 Part 2 hereto which have acceded to the August 2011 Secured Notes Indenture as current August 2011 secured notes guarantors (the “Current August 2011 Secured Notes Guarantors”) guarantee the August 2011 Secured Notes.

(F)	With effect as of 4 June 2012 SIG Reinag AG was renamed to SIG Schweizerische Industrie-Gesellschaft AG.

(G)	Pursuant to a senior secured notes indenture dated 28 September 2012 between, inter alios, the Issuers, The Bank of New York Mellon as indenture trustee, The Bank of New York Mellon, London Branch as principal paying agent, The Bank of New York Mellon as collateral agent and Wilmington Trust (London) Limited as additional collateral agent (as amended, varied, novated, supplemented, superseded or extended from time to time, the “New Secured Notes Indenture”), the Issuers have issued secured notes due 2020 in the aggregate principal amount of USD 3,250,000,000 (the “New Secured Notes”) which are or will be guaranteed by certain affiliates of the Issuers listed in Schedule 1 Part 3 hereto as current new secured notes guarantors (the “Current New Secured Notes Guarantors”).

(H)	As a result of the Third Amended and Restated Credit Agreement and the amendment No. 7 and incremental term loan assumption agreement dated 28 September 2012 between, inter alios, the Current Borrowers, the Current Guarantors, Credit Suisse AG, Cayman Islands Branch as administrative agent and others (the “Amendment No. 7 and Incremental Term Loan Assumption Agreement”) certain lenders have agreed to grant incremental term loans in an aggregate amount of up to USD 2,235,000,000 and EUR 300,000,000.

(I)	Each Pledgor has agreed to grant an additional pledge (subject to the pledges arising under the Existing Pledge Agreements (as defined below) to which it is a party) over its GP Interests (as defined below) or, as the case may be, Shares (as defined below) in the Company (as defined below) as security for the Pledgee’s respective claims against the Grantors (as defined below) (or any of them) in respect of the Obligations (as defined below).

(J)	The security created by or pursuant to this Agreement is to be administered by the Collateral Agent for the Secured Parties (as defined below) pursuant to a first lien intercreditor agreement dated 5 November 2009 (as amended by the Amendment No. 1 and Joinder Agreement (as defined below)) between, inter alios, the Collateral Agent, the Indenture Trustee, the Administrative Agent and the Grantors (each as defined below) and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the “First Lien Intercreditor Agreement”).

(K)	SIG Austria Holding GmbH is the owner of 9,499 (in words: nine thousand four hundred ninety nine) shares in the Company, Nos. 1-9,499, which are represented by a global share certificate (the “Existing Share Certificate 2”).

(L)	Pledgor 2 and SIG Austria Holding GmbH as shareholders (Aktionäre) of the Company have approved and consented to the Pledge 2 (as defined below) in a resolution of the shareholders (Hauptversammlungsbeschluss) a copy of which is attached hereto as Schedule 2.

(M)	Pledgor 1 has entered into the Existing Interest Pledge Agreement (as defined below) and Pledgor 2 has entered into the Existing Share Pledge Agreement (as defined below).

NOW, IT IS AGREED as follows:

1.	DEFINITIONS AND LANGUAGE

1.1	Definitions

In this Agreement:

“Administrative Agent” means Credit Suisse AG Cayman Islands Branch, having its business address at Eleven Madison Avenue, New York, NY 10010, United States of America in its capacity as administrative agent under the Credit Agreement and any successor appointed as administrative agent under the Credit Agreement.

“Amendment No.1 and Joinder Agreement” means the joinder agreement dated 21 January 2010 relating to the First Lien Intercreditor Agreement made among (amongst others) the Collateral Agent, Wilmington Trust (London) Limited, Credit Suisse AG and Reynolds Group Holdings Limited pursuant to which Wilmington Trust (London) Limited is appointed as additional collateral agent and became party to the First Lien Intercreditor Agreement.

“August 2011 Secured Notes Documents” shall mean the August 2011 Secured Notes Indenture, the August 2011 Secured Notes Guarantees, the August 2011 Secured Notes, the Intercreditor Arrangements, any supplemental indenture, any security document relating to the August 2011 Secured Notes and/or the August 2011 Secured Notes Indenture and any other document that may be entered into pursuant to any of the foregoing.

“August 2011 Secured Notes Guarantees” shall mean the guarantees of the obligations of the Issuers under the August 2011 Secured Notes and the August 2011 Secured Notes Indenture by the August 2011 Secured Notes Guarantors.

“August 2011 Secured Notes Guarantors” means the Current August 2011 Secured Notes Guarantors and any entity which may accede to the August 2011 Secured Notes Indenture as additional guarantor.

“August 2011 Secured Notes Holders” shall mean the holders from time to time of the August 2011 Secured Notes.

“August 2011 Secured Notes Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as indenture trustee under the August 2011 Secured Notes Indenture and any successor appointed as indenture trustee under the August 2011 Secured Notes Indenture.

“Borrowers” means the Current Borrowers and any entity which may accede to the Credit Agreement as an additional borrower and “Borrower” means any of them.

“Cash Management Bank” shall mean Citibank N.A., Banco Nacional De Mexico S.A., Citibank International PLC, UK, Citibank (China) Co., Limited, Citibank Global Markets Deutschland AG & Co KGaA, Citibank ZRT, Hungary, a Lender, the Administrative Agent or any of the Lender’s or the Administrative Agent’s affiliates (at the time the cash management services arrangement is entered into) provided in each case it has become a party to, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, the First Lien Intercreditor Agreement in its capacity as cash management bank.

“Cash Management Services” shall mean any agreement or arrangement by a Cash Management Bank to provide any composite accounting or other cash pooling arrangements and netting, overdraft protection and other arrangements with any bank arising under standard business terms of such Cash Management Bank to a Grantor.

“Company” means SIG Euro Holding AG & Co. KGaA, an association limited by shares (Kommanditgesellschaft auf Aktien) organised under the laws of the Federal Republic of Germany having its business address at Weilheimer Str. 5, 79761 Waldshut-Tiengen, Germany, and registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Freiburg i.Br. under HRB 621259.

“Credit Documents” shall mean the Loan Documents, the 2009 Senior Secured Notes Documents, the October 2010 Secured Notes Documents, the February 2011 Secured Notes Documents, the August 2011 Secured Notes Documents and the New Secured Notes Documents.

“Enforcement Event” shall mean an Event of Default.

“Event of Default” means any event of default (Kündigungsgrund) under the Credit Agreement and/or the 2009 Senior Secured Notes Indenture and/or the October 2010 Secured Notes Indenture and/or the February 2011 Secured Notes Indenture and/or the August 2011 Secured Notes Indenture and/or the New Secured Notes Indenture.

“Existing GP Interests” has the meaning given to such term in sub-Clause 2.1 hereof.

“Existing Intercreditor Agreement” means the existing intercreditor agreement dated 11 May 2007 (as amended by a letter dated 21 June 2007 and a further letter dated 29 June 2007, as amended and restated on 5 November 2009 and as further amended on 5 November 2010) between, inter alios, Beverage Packaging Holdings (Luxembourg) I S.A., Rank Group Holdings Limited (now Reynolds Group Holdings Limited), Beverage Packaging Holdings (Luxembourg) II S.A., Beverage Packaging Holdings (Luxembourg) III S.à r.l., Credit Suisse AG (formerly Credit Suisse) as security trustee and others.

“Existing Interest Pledge Agreement” means:

(a)	the interest pledge agreement dated 29 January 2010 (as amended by a confirmation and amendment agreement dated 4 May 2010 (the “Interest Pledge Confirmation and Amendment Agreement”)) and entered into between SIG Reinag AG (now SIG Schweizerische Industrie-Gesellschaft AG) as Pledgor, The Bank of New York Mellon as collateral agent and pledgee and others as pledgees;

(b)	the Interest Pledge Confirmation and Amendment Agreement;

(c)	the junior share and partnership interest pledge agreement dated 16 November 2010 and entered into between SIG Combibloc Group AG and SIG Reinag AG (now SIG Schweizerische Industrie-Gesellschaft AG) as pledgors and The Bank of New York Mellon as collateral agent and pledgee (the “November 2010 Share and Partnership Interest Pledge Agreement”);

(d)	the junior share and partnership interest pledge agreement dated 2 March 2011 and entered into between SIG Combibloc Group AG and SIG Reinag AG (now SIG Schweizerische Industrie-Gesellschaft AG) as pledgors and The Bank of New York Mellon as collateral agent and pledgee (the “March 2011 Share and Partnership Interest Pledge Agreement”); and

(e)	the junior share and partnership interest pledge agreement dated 8 September 2011 and entered into between SIG Combibloc Group AG and SIG Reinag AG (now SIG Schweizerische Industrie-Gesellschaft AG) as pledgors and The Bank of New York Mellon as collateral agent and pledgee (the “September 2011 Share and Partnership Interest Pledge Agreement”).

“Existing Pledge Agreements” means the Existing Interest Pledge Agreement and the Existing Share Pledge Agreement.

“Existing Share Certificate 1” has the meaning given to such term in sub-Clause 2.4 hereof.

“Existing Share Certificate 2” has the meaning given to such term in Preamble (K).

“Existing Share Certificates” means the Existing Share Certificate 1 and the Existing Share Certificate 2.

“Existing Share Pledge Agreement” means:

(a)	the share pledge agreement dated 5 November 2009 (as amended by a confirmation and amendment agreement dated 4 May 2010 (the “Share Pledge Confirmation and Amendment Agreement”)) entered into between SIG Combibloc Group AG as pledgor and The Bank of New York Mellon as collateral agent and pledgee;

(b)	the Share Pledge Confirmation and Amendment Agreement;

(c)	the November 2010 Share and Partnership Interest Pledge Agreement;

(d)	the March 2011 Share and Partnership Interest Pledge Agreement; and

(e)	the September 2011 Share and Partnership Interest Pledge Agreement.

“Existing Shares” has the meaning given to such term in sub-Clause 2.4 hereof.

“February 2011 Secured Notes Documents” shall mean the February 2011 Secured Notes Indenture, the February 2011 Secured Notes Guarantees, the February 2011 Secured Notes, the Intercreditor Arrangements, any supplemental indenture, any security document relating to the February 2011 Secured Notes and/or the February 2011 Secured Notes Indenture and any other document that may be entered into pursuant to any of the foregoing.

“February 2011 Secured Notes Guarantees” shall mean the guarantees of the obligations of the Issuers under the February 2011 Secured Notes and the February 2011 Secured Notes Indenture by the February 2011 Secured Notes Guarantors.

“February 2011 Secured Notes Guarantors” means the Current February 2011 Secured Notes Guarantors and any entity which may accede to the February 2011 Secured Notes Indenture as additional guarantor.

“February 2011 Secured Notes Holders” shall mean the holders from time to time of the February 2011 Secured Notes.

“February 2011 Secured Notes Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as indenture trustee under the February 2011 Secured Notes Indenture and any successor appointed as indenture trustee under the February 2011 Secured Notes Indenture.

“Future Shares” means any and all shares in the Company in whatever nominal value which Pledgor 2 may hold in the future other than the Existing Shares (arising from a split of shares, purchase of shares in the context of the mandatory public offer or otherwise).

“Future GP Interests” means the Existing GP Interests of Pledgor 1 in existence from time to time (including following a further contribution (Einlage) or an increase of the special contribution (Sondereinlage) in the capital of the Company (if any)).

“GP Interests” means the Existing GP Interests and the Future GP Interests.

“Grantors” means the Loan Parties, the Issuers, the August 2011 Ultimate Issuers, the 2009 Senior Secured Notes Guarantors, the October 2010 Secured Notes Guarantors, the February 2011 Secured Notes Guarantors, the August 2011 Notes Guarantors and the New Secured Notes Guarantors and any person that has granted a security interest to the Collateral Agent and/or the Secured Parties in respect of the obligations of the Loan Parties, the Issuers, the August 2011 Ultimate Issuers, the 2009 Senior Secured Notes Guarantors, the October 2010 Secured Notes Guarantors, the February 2011 Secured Notes Guarantors, the August 2011 Notes Guarantors and the New Secured Notes Guarantors under the Credit Documents and “Grantor” means any of them.

“Grantors’ Agent” shall mean Reynolds Group Holdings Limited or any other person appointed as agent of the Grantors in accordance with the Principal Finance Documents.

“Group” means Reynolds Group Holdings Limited and its direct or indirect subsidiaries (Tochtergesellschaften).

“Hedge Counterparty” means a Lender, the Administrative Agent or any of the Lender’s or the Administrative Agent’s affiliates (at the time a hedging agreement is entered into) who has entered into a hedging agreement for the purpose of hedging interest rate liabilities and/or any exchange rate and/or commodity price risks provided it has become a party, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, to the First Lien Intercreditor Agreement in its capacity as hedge counterparty.

“Incremental Assumption Agreement” shall mean an incremental assumption agreement relating to incremental facilities of up to USD 750,000,000 among, and in form and substance reasonably satisfactory to, one or more Borrowers, the Administrative Agent, one or more Incremental Term Lenders and/or one or more Incremental Revolving Credit Lenders pursuant to which one or more Incremental Term Lenders make available Incremental Term Loan Commitments and/or one or more Incremental Revolving Credit Lenders make available Incremental Revolving Credit Commitments respectively.

“Incremental Revolving Credit Lender” shall mean a Lender with an Incremental Revolving Credit Commitment or an outstanding revolving loan under the Credit Agreement of any class as a result of an Incremental Revolving Credit Commitment.

“Incremental Revolving Credit Commitment” shall mean the commitment of any Lender, established pursuant to the Credit Agreement, to make available certain revolving credit loans to one or more Borrowers.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to the Credit Agreement, to make available certain term loans to one or more Borrowers.

“Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as indenture trustee under the 2009 Senior Secured Notes Indenture and any successor appointed as indenture trustee under the 2009 Senior Secured Notes Indenture.

“Intercreditor Arrangements” means the First Lien Intercreditor Agreement and the Existing Intercreditor Agreement, in each case as amended, novated, supplemented, restated, or modified from time to time.

“Issuing Bank” means Credit Suisse AG or any other Lender or any affiliate of Credit Suisse AG or any other Lender that issues letters of credit or bank guarantees under the Credit Agreement.

“Lenders” shall mean the Original Lenders and any entity which may become a lender under the Credit Agreement in the future and “Lender” means any of them.

“Loan Documents” shall mean the Credit Agreement, the Amendment No. 1 and Joinder Agreement, the Third Amended and Restated Credit Agreement and the Amendment No. 7 and Incremental Term Loan Assumption Agreement, any borrowing subsidiary agreement and/or guarantor joinder agreement relating to the Credit Agreement, any letter of credit or bank guarantee relating to the Credit Agreement, any security documents relating to the Credit Agreement, any hedging agreement entered into by a Hedge Counterparty and a Grantor, each Incremental Assumption Agreement, the Intercreditor Arrangements, each Promissory Note, any agreement between a Grantor and a Cash Management Bank relating to Cash Management Services, each Local Facility Agreement and any other document that may be entered into pursuant to any of the foregoing in relation to the Credit Agreement.

“Loan Parties” shall mean the Borrowers, the Current Guarantors and any entity which may accede to the Credit Agreement as additional guarantor and a “Loan Party” means any of them.

“Local Facilities” means working capital facilities provided to a Grantor (other than Beverage Packaging Holdings (Luxembourg) I S.A., Beverage Packaging Holdings (Luxembourg) II S.A. Beverage Packaging Holdings (Luxembourg) III S.à r.l. and the Borrowers) by a Local Facility Provider and “Local Facility” means any of them.

“Local Facility Agreements” shall mean any agreement under which a Local Facility is made available.

“Local Facility Provider” means HSBC Trinkaus & Burkhardt AG, Deutsche Bank AG, Commerzbank Aktiengesellschaft and Hong Kong and Shanghai Banking Corporation Ltd., Thailand, Bank of America, N.A., Canada Branch, FIA Card Services, N.A., Citibank N.A., Citibank (China) Co., Ltd., Banco Nacional de Mexico, S.A., Integrante del Grupo Financiero Banamex, Bank of America, N.A., provided in each case it has become a party to, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, the First Lien Intercreditor Agreement in its capacity as local facility provider.

“New Secured Notes Documents” shall mean the New Secured Notes Indenture, the New Secured Notes Guarantees, the New Secured Notes, the Intercreditor Arrangements, any supplemental indenture, any security document relating to the New Secured Notes and/or the New Secured Notes Indenture and any other document that may be entered into pursuant to any of the foregoing.

“New Secured Notes Guarantees” shall mean the guarantees of the obligations of the Issuers under the New Secured Notes and the New Secured Notes Indenture by the New Secured Notes Guarantors.

“New Secured Notes Guarantors” means the Current New Secured Notes Guarantors and any entity which may accede to the New Secured Notes Indenture as additional guarantor.

“New Secured Notes Holders” shall mean the holders from time to time of the New Secured Notes.

“New Secured Notes Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as indenture trustee under the New Secured Notes Indenture and any successor appointed as indenture trustee under the New Secured Notes Indenture.

“Obligations” shall mean all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Grantor to the Pledgee under each or any of the Credit Documents (including, but not limited to, the Parallel Obligations), including with respect to all costs, charges and expenses incurred by the Pledgee in connection with the protection, preservation or enforcement of its rights under the Credit Documents or any other document evidencing or securing any such liabilities. The Obligations shall further include any obligation based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt).

“October 2010 Secured Notes Documents” shall mean the October 2010 Secured Notes Indenture, the October 2010 Secured Notes Guarantees, the October 2010 Secured Notes, the Intercreditor Arrangements, any supplemental indenture relating to the October 2010 Secured Notes Indenture, any security document relating to the October 2010 Secured Notes and/or the October 2010 Secured Notes Indenture and any other document that may be entered into pursuant to any of the foregoing.

“October 2010 Secured Notes Guarantees” shall mean the guarantees of the obligations of the Issuers under the October 2010 Secured Notes and the October 2010 Secured Notes Indenture by the October 2010 Secured Notes Guarantors.

“October 2010 Secured Notes Guarantors” means the Current October 2010 Secured Notes Guarantors and any entity which may accede to the October 2010 Secured Notes Indenture as additional guarantor.

“October 2010 Secured Notes Holders” shall mean the holders from time to time of the October 2010 Secured Notes.

“October 2010 Secured Notes Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as indenture trustee under the October 2010 Secured Notes Indenture and any successor appointed as indenture trustee under the October 2010 Secured Notes Indenture.

“Parallel Obligations” means the independent obligations of any of the Grantors arising pursuant to the First Lien Intercreditor Agreement to pay to the Collateral Agent sums equal to the sums owed by such Grantor to the other Secured Parties (or any of them) under the Credit Documents.

“Pledges” means Pledge 1 and Pledge 2, and “Pledge” means any of them.

“Pledge 1” has the meaning given to such term in sub-Clause 3.1 hereof.

“Pledges 2” means the pledges constituted under this Agreement in relation to the Shares (or any rights arising therefrom), and “Pledge 2” means any of them.

“Principal Finance Documents” means the Credit Agreement, the 2009 Senior Secured Notes Indenture, the October 2010 Secured Notes Indenture, the February 2011 Secured Notes Indenture, the August 2011 Secured Notes Indenture, the New Secured Notes Indenture and the First Lien Intercreditor Agreement.

“Promissory Note” shall mean any promissory note executed and delivered by a Borrower upon the request of a Lender evidencing the amount of principal owed by such Borrower to such Lender under the Credit Agreement.

“Relevant Pledgor’s Subsidiary” has the meaning given to such term in sub-Clause 7.1 hereof.

“Secured Parties” shall mean the Lenders (including in their capacity as issuing bank(s), and/or Hedge Counterparties under the Credit Agreement), the Hedge Counterparties, the Administrative Agent, any Issuing Bank, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Credit Document, the 2009 Senior Secured Notes Holders, the October 2010 Secured Notes Holders, the February 2011 Secured Notes Holders, the August 2011 Secured Notes Holders and the New Secured Notes Holders, the Indenture Trustee, the October 2010 Secured Notes Indenture Trustee, the February 2011 Secured Notes Indenture Trustee, the August 2011 Secured Notes Indenture Trustee and the New Secured Notes Indenture Trustee, the Collateral Agent, the Local Facility Providers and the Cash Management Banks.

“2009 Senior Secured Notes Documents” shall mean the 2009 Senior Secured Notes Indenture, the 2009 Senior Secured Notes Guarantees, the 2009 Senior Secured Notes, the Intercreditor Arrangements, any supplemental indenture, any security document relating to the 2009 Senior Secured Notes and/or the 2009 Senior Secured Notes Indenture and any other document that may be entered into pursuant to any of the foregoing.

“2009 Senior Secured Notes Guarantees” shall mean the guarantees of the obligations of the Issuers under the 2009 Senior Secured Notes and the 2009 Senior Secured Notes Indenture by the 2009 Senior Secured Notes Guarantors.

“2009 Senior Secured Notes Guarantors” means the Current 2009 Senior Secured Notes Guarantors and any entity which may accede to the 2009 Senior Secured Notes Indenture as additional guarantor.

“2009 Senior Secured Notes Holders” shall mean the holders from time to time of the 2009 Senior Secured Notes.

“Share Certificates” means the Existing Share Certificate 1 and any other certificate or securities representing any of the Future Shares or any rights in relation thereto, including interest and dividend coupons, annuity bands, renewal coupons and all related certificates, and “Share Certificate” means any of them.

“Shares” means the Existing Shares and the Future Shares.

1.2	Construction

In this Agreement:

(a)	terms used in this Agreement or in any notice relating hereto but not defined have the meanings ascribed thereto in the First Lien Intercreditor Agreement;

(b)	any reference to a “Clause”, a “sub-Clause” or a “Schedule” shall, subject to any contrary indication, be construed as a reference to a Clause, a sub-Clause or a Schedule hereof; and

(c)	to the extent the word “note” or “Note” is used in any other documents in relation to this Agreement, it shall be construed as if it were a reference to the word “notes” or “Notes” as defined and used in this Agreement.

1.3	This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

2.	PLEDGED SHARES

2.1	Pledgor 1 is the sole general partner of the Company. Pledgor 1’s general partner’s interests (Komplementäranteile) in the Company in form and substance at the date hereof correspond to a special contribution (Sondereinlage) in the amount of EUR 1,307,000 (in words: Euro one million three hundred and seven thousand) (the “Existing GP Interests”).

2.2	Pledgor 1 is the owner of the Existing GP Interests.

2.3	The Company has a registered share capital (Grundkapital) of EUR 10,000,000 (in words: Euro ten million) which is divided into 10,000 registered shares (Namensaktien) with no nominal value (Stückaktien ohne Nennwert) which are at the date of this agreement represented by the Existing Share Certificates.

2.4	Pledgor 2 is the owner of 501 (in words: five hundred one) shares in the Company, Nos. 9,500-10,000 (the “Existing Shares”), which are represented by a global share certificate (the “Existing Share Certificate 1”).

3.	PLEDGE

3.1	Pledgor 1 hereby pledges to the Pledgee its GP Interests together with all ancillary rights and claims associated with the GP Interests as more particularly specified in Clause 4.1 (the “Pledge 1”).

3.2	Pledgor 2 hereby pledges (verpfändet) to the Pledgee as security all Shares in the Company together with all ancillary rights and claims associated with the Shares as more particularly specified in sub-Clause 4.1 hereof by pledging each Share Certificate representing any Shares or rights in relation thereto to the Pledgee.

3.3	Pledgor 2 shall:

3.3.1	duly endorse (indossieren) all Share Certificates (other than the Existing Share Certificate 1) which are endorsed in its name with a blank endorsement (Blankoindossament). The Pledgee and Pledgor 2 acknowledge that the Existing Share Certificate 1 which is endorsed in Pledgor 2’s name has been duly endorsed (indossieren) by Pledgor 2 with a blank endorsement (Blankoindossament); and

3.3.2	deliver (übergeben) all Share Certificates endorsed by the Pledgor 2 in accordance with Clause 3.3.1 above to an authorised representative of the Pledgee in Germany for the purpose of depositing the Share Certificates with the Pledgee. For the avoidance of doubt, the Existing Share Certificate 1 is already in the possession of the Pledgee. Pledgor 2 shall use all reasonable endeavours (including offering delivery of the relevant Share Certificate to the Pledgee in Germany within normal business hours) to deliver any other Share Certificate endorsed by Pledgor 2 in accordance with clause 3.3.1. above to the Pledgee in Germany without undue delay upon becoming the owner of the Shares to which it relates.

3.4	Pledgor 2 hereby further assigns to the Pledgee all present and future claims for the return of any Share Certificate against third parties (other than the Pledgee) having or obtaining actual possession of a Share Certificate. Such third parties shall be notified forthwith by Pledgor 2 of the relevant Pledges (as soon as Pledgor 2 becomes aware of such third party having or obtaining actual possession of a Share Certificate).

3.5	The Pledges 2 shall extend automatically to any newly issued certificates representing, replacing or supplementing any of the Shares which shall forthwith be duly endorsed (indossiert) with a blank endorsement (Blankoindossament) and delivered to (übergeben) to the Pledgee in Germany.

3.6	In addition to the pledges created in accordance with Clause 3.2 to 3.5 (inclusive) above, Pledgor 2 hereby creates a pledge over all Shares by way of pledging its rights in the Company (Mitgliedschaftsrechte) arising from such Shares in accordance with sections 1274, 413, 398 of the German Civil Code (BGB) in favour of the Pledgee.

3.7	The Pledgee hereby accepts all Pledges and assignments made pursuant to this Clause 3.

3.8	The validity and effect of each of the Pledges shall be independent from the validity and the effect of the other Pledges created hereunder.

3.9	For the avoidance of doubt, the parties agree that nothing in this Agreement shall exclude a transfer of all or part of the Pledges created hereunder by operation of law upon the transfer or assignment (including by way of novation or assumption (Vertragsübernahme)) of all or part of the Obligations.

3.10	Each of the Pledges is in addition, and without prejudice, to any other security the Secured Parties may now or hereafter hold in respect of the Obligations.

4.	SCOPE OF THE PLEDGE

4.1	The Pledge 1 constituted by this Agreement include:

4.1.1	the present and future rights to receive:

(a)	profits payable in relation to the GP Interests (Gewinnanspruch), if any and, in particular but not limited to, any and all rights and claims arising in connection with the capital accounts (Kapitalkonten) and the private account (Privatkonto) of the Pledgor, if any (including, but not limited to, interest payable on any of these accounts);

(b)	liquidation proceeds (Liquidationserlöse), consideration for redemption (Abfindungsansprüche), repaid capital in case of a decrease of the special contribution (Sondereinlage), any compensation in case of termination (Kündigung) and/or withdrawal (Ausscheiden) of a partner of the Company, any claim to a distribution-quote (Auseinandersetzungsanspruch) and all other pecuniary claims (geldwerte Forderungen) associated with the GP Interests; and

(c)	compensation for the management (Geschäftsführungstätigkeit) of the Company, for the assumption of liability (Haftungsübernahme) and for the contribution (Vermögenseinlage); and

4.1.2	all other rights and benefits attributable to the GP Interests.

4.2	The Pledges 2 constituted by this Agreement include:

4.2.1	the present and future rights:

(a)	to receive and/or withdraw dividends, to receive payments under an interest coupon (Zinsanteilsschein), dividend coupon (Dividendenschein) or talon (Erneuerungsschein) and any other similar cash payments and other forms of profit distribution;

(b)	to receive all other pecuniary claims associated with the relevant Shares;

(c)	to subscribe for newly issued shares of the Company; and

4.2.2	all other rights and benefits attributable to the Shares capable of being pledged (verpfändbar) (including without limitation all present and future pecuniary claims of Pledgor 2 against the Company arising under or in connection with any domination and/or profit transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) or partial profit transfer agreement (Teilgewinnabführungsvertrag) which may be entered into between Pledgor 2 and the Company).

4.3	Notwithstanding that the items set out in sub-Clause 4.1 and sub-Clause 4.2 above are pledged hereunder, each Pledgor shall be entitled to receive and retain the items set out in sub-Clause 4.1 and sub-Clause 4.2 (respectively) above in respect of, and otherwise deal (in accordance with the provisions of this Agreement and any other Principal Finance Document) with all items described in sub-Clause 4.1 and sub-Clause 4.2 (respectively) above in respect of the GP Interests or, as the case may be, Shares at all times other than any time the Pledgee is entitled to enforce the relevant Pledges constituted hereunder.

4.4	On the date and during the period in which the Pledgee is entitled, in accordance with Clause 7 (Enforcement of the Pledges) hereof, to enforce the Pledges 1 (or any part thereof):

(a)	all profits paid or payable and any other property received, receivable or otherwise distributed in respect of or in exchange for the GP Interests;

(b)	all profits or other distributions or payments paid or payable in respect of the GP Interests in connection with the partial or total liquidation or dissolution of the Company; and

(c)	all cash paid, payable or otherwise distributed in respect of the principal of, or in redemption of, or in exchange for the GP Interests,

shall be forthwith delivered to the Pledgee and held as security for the benefit of the Secured Parties. If such proceeds or property are received by Pledgor 1, they shall be received as trustee for the benefit of the Pledgee and shall be segregated from other property or funds of Pledgor 1 and shall be forthwith delivered to the Pledgee for and on behalf of the Secured Parties as security in the form so received (with any necessary endorsement).

4.5	On the date and during the period in which the Pledgee is entitled, in accordance with Clause 7 (Enforcement of the Pledges) hereof, to enforce the Pledges 2 (or any part thereof):

(a)	all dividends paid or payable and any other property received, receivable or otherwise distributed in respect of or in exchange for the Shares;

(b)	all dividends or other distributions or payments paid or payable in respect of the Shares in connection with the partial or total liquidation or dissolution of the Company or in connection with the reduction of the amount of the registered share capital of the Company; and

(c)	all cash paid, payable or otherwise distributed in respect of the principal of, or in redemption of, or in exchange for the Shares,

shall be forthwith delivered to the Pledgee and held as security for the benefit of the Secured Parties. If such proceeds or property are received by Pledgor 2, they shall be received as trustee for the benefit of the Secured Parties and shall be segregated from other property or funds of Pledgor 2 and shall be forthwith delivered to the Pledgee for the benefit of the Secured Parties as security in the form so received (with any necessary endorsement).

5.	PURPOSE OF THE PLEDGE

The Pledges hereunder are constituted in order to secure the prompt and complete satisfaction of any and all Obligations. The Pledges shall also cover any future extension of the Obligations and each Pledgor herewith expressly agrees that the provisions of Section 1210 para 1 sentence 2 of the German Civil Code (Bürgerliches Gesetzbuch) shall not apply to this Agreement.

6.	EXERCISE OF MEMBERSHIP RIGHTS

6.1	The membership rights, including the management (Geschäftsführung) of the Company and the voting rights, attached to the GP Interests remain with Pledgor 1. Pledgor 1 may exercise its membership rights in any manner which does not adversely affect the validity or enforceability of the Pledges 1 or the existence of all or part of the GP Interests other than through profit payments pursuant to sub-Clause 4.3 above, or cause an Event of Default to occur. The Pledgor undertakes, unless otherwise permitted by the Principal Finance Documents, that no resolutions will be passed which would, if passed, constitute a breach of its obligations under Clause 9 or any other obligation under this Agreement.

6.2	The membership rights, including the voting rights, attached to the Shares remain with Pledgor 2. Pledgor 2 may exercise its membership rights in any manner which does not adversely affect the validity and enforceability of the Pledges 2, the existence of all or part of the Shares or cause an Event of Default to occur. Pledgor 2 undertakes, unless otherwise permitted by the Principal Finance Documents, not to support any resolutions which if passed would constitute a breach of its obligations under Clause 9 or any other obligation under this Agreement.

7.	ENFORCEMENT OF THE PLEDGE

7.1

(a)	Subject to paragraphs (b) and (c) of this Clause 7.1 below, if:

(i)	an Enforcement Event has occurred and is continuing; and

(ii)	the requirements set forth in Sections 1273 para 2, 1204 et seq. of the German Civil Code with regard to the enforcement of any of the Pledges are met (Pfandreife), in particular, if any of the Obligations have become due and payable, then in order to enforce the Pledges (or any of them), the Pledgee (acting on the instructions of the Secured Parties), may at any time thereafter avail itself of all rights and remedies that a pledgee has against a pledgor under the laws of the Federal Republic of Germany.

(b)	The Pledgee may only enforce the Pledges in accordance with paragraph (a) of this Clause 7.1 above in relation to obligations of any Grantor (other than obligations under the Credit Documents of:

(i)	the relevant Pledgor:

(1)	incurred as Borrower under the Credit Agreement;

(2)	incurred as borrower under a Local Facility Agreement;

(3)	incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty;

(4)	owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the relevant Pledgor is a beneficiary of the Cash Management Services causing such cash management obligations; or

(5)	to the extent certain proceeds of the 2009 Senior Secured Notes Indenture, the October 2010 Secured Notes Indenture, the February 2011 Secured Notes Indenture, the August 2011 Secured Notes Indenture or the New Secured Notes Indenture have been made available to the relevant Pledgor, up to such proceeds; or

(ii)	a direct or indirect subsidiary of the relevant Pledgor (the “Relevant Pledgor’s Subsidiary”):

(1)	incurred as Borrower under the Credit Agreement;

(2)	incurred as borrower under a Local Facility Agreement;

(3)	incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty;

(4)	owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Relevant Pledgor’s Subsidiary is a beneficiary of the Cash Management Services causing such cash management obligations; or

(5)	to the extent certain proceeds of the 2009 Senior Secured Notes Indenture, the October 2010 Secured Notes Indenture, the February 2011 Secured Notes Indenture, the August 2011 Secured Notes Indenture or the New Secured Notes Indenture have been made available to the Relevant Pledgor’s Subsidiary, up to such proceeds), after:

(i)	the relevant Pledgor’s auditors have:

(1)	delivered an audited interim balance sheet of the relevant Pledgor (valuating the GP Interests or, as the case may be, Shares at their realisation value) to the Pledgee; and

(2)	determined the existence and extent of the profits available for the payment of a dividend by the relevant Pledgor in accordance with the relevant provisions of the Swiss Code of Obligations (the “Auditor’s Determination”); and

(ii)	the relevant Pledgor’s shareholders have passed for such dividend payment resolutions for the distribution of dividends (“Dividend Resolution”) in accordance with the relevant provisions of the Swiss Federal Code of Obligations being in force at that time.

The relevant Pledgor shall deliver the Auditor’s Determination and the Dividend Resolution within 30 business days after the Pledgee has given notice to the relevant Pledgor of its intention to enforce the relevant Pledges.

(c)	The Pledgee shall only enforce the Pledges in relation to obligations of any Grantor (other than obligations under the Credit Documents of:

(i)	the relevant Pledgor:

(1)	incurred as Borrower under the Credit Agreement;

(2)	incurred as borrower under a Local Facility Agreement;

(3)	incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty;

(4)	owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the relevant Pledgor is a beneficiary of the Cash Management Services causing such cash management obligations; or

(5)	to the extent certain proceeds of the 2009 Senior Secured Notes Indenture, the October 2010 Secured Notes Indenture, the February 2011 Secured Notes Indenture, the August 2011 Secured Notes Indenture or the New Secured Notes Indenture have been made available to the relevant Pledgor, up to such proceeds; or

(ii)	a Relevant Pledgor’s Subsidiary:

(1)	incurred as Borrower under the Credit Agreement;

(2)	incurred as borrower under a Local Facility Agreement;

(3)	incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty;

(4)	owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Relevant Pledgor’s Subsidiary is a beneficiary of the Cash Management Services causing such cash management obligations; or

(5)	to the extent certain proceeds of the 2009 Senior Secured Notes Indenture, the October 2010 Secured Notes Indenture, the February 2011 Secured Notes Indenture, the August 2011 Secured Notes Indenture or the New Secured Notes Indenture have been made available to the Relevant Pledgor’s Subsidiary, up to such proceeds)

if according to the Auditor’s Determination and the Dividend Resolution the relevant Pledgor has validly resolved to distribute the profits available for payment of a dividend, subject to Clause 8 (Swiss Limitations) below, provided that if the relevant Pledges are not enforced and/or enforceable, the Pledgee may subsequently again seek to enforce the relevant Pledges in accordance with this paragraph (c) of this Clause 7.1 and Clause 8 (Swiss Limitations) at any time thereafter.

7.2	Notwithstanding Section 1277 of the German Civil Code, the Pledgee is entitled to exercise its rights without obtaining enforceable judgment or other instrument (vollstreckbarer Titel). The Pledgee shall be entitled to have the Pledges enforced in any manner allowed under the laws of the Federal Republic of Germany, in particular have the Pledges sold (including at public auction).

7.3	Each Pledgor hereby expressly agrees that five business days’ prior written notice to it of the place and time of any such sale shall be sufficient and the Pledgee shall not be obliged to deliver any further notices (including, but not limited to the notices set out under Section 1234 of the German Civil Code) to it prior to such sale. The sale may take place at any place in the Federal Republic of Germany designated by the Pledgee.

7.4	If the Pledgee (acting on the instructions of the Secured Parties) should seek to enforce any Pledges under sub-Clause 7.1, each Pledgor shall, at its own expense, render forthwith all necessary assistance in order to facilitate the prompt sale of the GP Interests or, as the case may be, Shares or any part thereof and/or the exercise by the Pledgee of any other right it may have as a Pledgee.

7.5	Whilst the requirements for enforcement under sub-Clause 7.1 are continuing all subsequent payments attributable to the GP Interests or, as the case may be, Shares and all payments based on similar ancillary rights attributed to the GP Interests or, as the case may be, Shares may be applied by the Pledgee in satisfaction in whole or in part of the Obligations or treated as additional collateral.

7.6	Even if the requirements for enforcement referred to under sub-Clause 7.1 above are met, the Pledgee shall not, whether as proxy or otherwise, be entitled to exercise the voting rights attached to the GP Interests or Shares. During the continuation of an event which allows the Pledgee to enforce the Pledges, each Pledgor shall have the obligations and the Pledgee shall have the rights set forth in sub-Clause 9.2.8 below regardless of which resolutions are intended to be adopted.

7.7

The Pledgee may, in its sole discretion, determine which of several security interests, if applicable, shall be used to satisfy the Obligations. Pledgor 1 and Pledgor 2 hereby expressly waive their respective right pursuant to Section 1230 sentence 2 of the

German Civil Code to limit the realisation of the Pledges 1 and Pledges 2 (respectively) and pledges over partnership interests or shares in one or more other companies to such number of pledges as are necessary to satisfy the Obligations and agrees further that the Pledgee may decide to enforce the Pledges 1 and Pledges 2 (respectively) individually at separate proceedings or together with pledges over partnership interests or shares in one or more other companies at one single proceeding (Gesamtverwertung).

7.8	Each Pledgor hereby expressly waives all defenses of revocation (Einrede der Anfechtbarkeit) and set-off (Einrede der Aufrechenbarkeit) pursuant to Sections 770, 1211 of the German Civil Code.

7.9	Each Pledgor hereby expressly waives its defenses based on defenses any Grantor might have against any of the Obligations (Einreden des Hauptschuldners) pursuant to Section 1211 para 1 sentence 1 alternative 1 of the German Civil Code.

7.10	If the Pledges are enforced or if any Pledgor has discharged any of the Obligations (or any part of them), Section 1225 of the German Civil Code (legal subrogation of claims to a pledgor—Forderungsübergang auf den Verpfänder) shall not apply and no rights of the Pledgee shall pass to that Pledgor by subrogation or otherwise. Further, no Pledgor shall at any time before, on or after an enforcement of the Pledges and as a result of it entering into this Agreement, be entitled to demand indemnification or compensation from the Company or any of the Company’s affiliates or to assign any of these claims.

8.	SWISS LIMITATIONS

8.1	Proceeds of an enforcement of the Pledges shall only be applied towards satisfaction of the Obligations in relation to obligations of any Grantor (other than obligations under the Credit Documents of:

8.1.1	the relevant Pledgor:

(a)	incurred as Borrower under the Credit Agreement;

(b)	incurred as borrower under a Local Facility Agreement;

(c)	incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty;

(d)	owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the relevant Pledgor is a beneficiary of the Cash Management Services causing such cash management obligations; or

(e)	to the extent certain proceeds of the 2009 Senior Secured Notes Indenture, the October 2010 Secured Notes Indenture, the February 2011 Secured Notes Indenture, the August 2011 Secured Notes Indenture or the New Secured Notes Indenture have been made available to the relevant Pledgor, up to such proceeds; or

8.1.2	a Relevant Pledgor’s Subsidiary:

(a)	incurred as Borrower under the Credit Agreement;

(b)	incurred as borrower under a Local Facility Agreement;

(c)	incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty;

(d)	owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Relevant Pledgor’s Subsidiary is a beneficiary of the Cash Management Services causing such cash management obligations; or

(e)	to the extent certain proceeds of the 2009 Senior Secured Notes Indenture, the October 2010 Secured Notes Indenture, the February 2011 Secured Notes Indenture, the August 2011 Secured Notes Indenture or the New Secured Notes Indenture have been made available to the Relevant Pledgor’s Subsidiary, up to such proceeds)

to the extent application of the proceeds of an enforcement of the relevant Pledges towards such obligations does not constitute a repayment of capital (Einlagerueckgewaehr), a violation of the legally protected reserves (gesetzlich geschuetzte Reserven) or a payment of a (constructive) dividend prohibited by the Swiss Federal Code of Obligations by the relevant Pledgor and in the maximum amount of the relevant Pledgor’s profits available for the distribution of dividends at the point in time the relevant Pledges are enforced (being the balance sheet profits and any free reserves made for this purpose, in each case in accordance with the relevant Swiss law) (the “Available Enforcement Proceeds”). From the proceeds of an enforcement an amount equal to the sum of (i) the excess, if any, of the enforcement proceeds over the Available Enforcement Proceeds plus (ii) the Tax Payment Amount (as defined below) shall be returned to the relevant Pledgor;

8.2	For such application of the Available Enforcement Proceeds towards satisfaction of the Obligations the relevant Pledgor shall:

8.2.1	procure to pass a shareholders’ resolutions for the distribution of dividends in accordance with the relevant provisions of the Swiss Federal Code of Obligations being in force at that time (currently the profits available for the distribution of dividends as described above must be determined based on an audited balance sheet and such shareholders’ resolution must be based on the report from the relevant Pledgor’s auditors approving the proposed distribution of dividends); and

8.2.2	deduct from the Available Enforcement Proceeds Swiss Anticipatory Tax (withholding tax) at the rate of 35% (or such other rate as in force from time to time) and subject to any applicable double taxation treaty and/or agreements entered into with the Swiss Federal Tax administration (the “Tax Payment Amount”):

(a)	pay the Tax Payment Amount to the Swiss Federal Tax Administration; and

(b)	give evidence to the respective beneficiary or beneficiaries (as the case may be) of such deduction of the Tax Payment Amount in accordance with Clause 2.20 (Taxes) of the Credit Agreement and Clause 4.15 (Withholding Taxes) of the 2009 Senior Secured Notes Indenture, the October 2010 Secured Notes Indenture, the February 2011 Secured Notes Indenture, the August 2011 Secured Notes Indenture or the New Secured Notes Indenture.

But if such a deduction is made, the relevant Pledgor shall not be obliged to gross-up pursuant to Clause 2.20 (Taxes) of the Credit Agreement or Clause 4.15 (Withholding Taxes) of the 2009 Senior Secured Notes Indenture, the October 2010 Secured Notes Indenture, the February 2011 Secured Notes Indenture, the August 2011 Secured Notes Indenture or the New Secured Notes Indenture to the extent that such gross-up would result in the aggregate of the amounts of the proceeds of an enforcement of the relevant Pledges applied by the beneficiary or beneficiaries (as the case may be) towards satisfaction of the Obligations and the Tax Payment Amount paid to the Swiss Federal Tax administration exceeding the maximum amount of its profits available for the distribution of dividends.

9.	UNDERTAKINGS OF THE PLEDGORS

9.1	Unless otherwise permitted by the Principal Finance Documents, during the term of this Agreement, Pledgor 1 undertakes to the Pledgee:

9.1.1	to promptly effect any contributions in cash (Bareinlage) or kind (Sacheinlage) to be made in respect of the GP Interests;

9.1.2	to promptly notify the Pledgee in writing of any change in the partners, the special contribution (Sondereinlage) of the Company or any encumbrance over the GP Interests (or part of them). In the case of any attachment (Pfändung) in respect of any of the GP Interests or any ancillary rights set out in sub-Clause 4.1, Pledgor 1 shall promptly notify the Pledgee in writing, such notice to be accompanied by any documents the Pledgee might need to defend itself against any claim of a third party. In particular, Pledgor 1 shall promptly forward to the Pledgee a copy of the attachment order (Pfändungsbeschluss), any transfer order (Überweisungsbeschluss) and all other documents necessary for a defence against the attachment;

9.1.3	to promptly inform the Pledgee in writing of all matters concerning the Company of which Pledgor 1 is aware which would materially adversely affect the security interest of the Pledgee. In particular, Pledgor 1 shall notify the Pledgee in writing forthwith of any shareholders’ meeting at which a shareholders’ resolution is intended to be adopted which would have a materially adverse effect upon any of the Pledges 1. Pledgor 1 shall allow, during the continuance of any of the circumstances which permit the Pledgee to enforce the Pledges 1 in accordance with Clause 7, the Pledgee or, as the case may be, their proxy or any other person designated by the Pledgee, to participate in all such shareholders’ meetings of the Company as attendants without power to vote. Subject to the provision contained in sub-Clause 13.1, the Pledgee’s right to attend the shareholders’ meeting shall lapse immediately upon complete satisfaction and discharge of the Obligations or following the discontinuance of an Enforcement Event;

9.1.4	not to allow, without the prior written consent of the Pledgee (such consent not to be unreasonably withheld), any other party to become a general partner (Komplementär) of the Company and not to defeat, impair or circumvent in any way the rights of the Pledgee created hereunder;

9.1.5	to refrain from any acts or omissions, subject to the performance of its rights and duties under the Existing Interest Pledge Agreement, the purpose or effect of which is or would be the dilution of the value of the GP Interests or the GP Interests ceasing to exist, unless permitted by the Pledgee;

9.1.6	not to change the articles of association with a view to stipulating certain requirements for the effective transfer of the GP Interests in addition to the general legal requirements pursuant to German corporate law;

9.1.7	not to amend, or vote for any amendment of, the articles of association of the Company to the extent that such amendment would materially adversely affect the security interest of the Pledgee created hereunder and, in particular but without limitation, not to amend, or vote of any amendment of, the relevant provisions of the articles of association relating to the distribution of profits and other pecuniary claims attributed to the GP Interests, the capital accounts and private accounts (Kapitalkonten und Privatkonten) without the prior written consent of the Pledgee (such consent not to be unreasonably withheld); and

9.1.8	insofar as additional declarations or actions are necessary for the creation of the Pledges 1 (or any of them) in favour of the Pledgee and at the Pledgee’s reasonable request (acting on the reasonable instructions of the Secured Parties) to make such declarations and undertake such actions at the Pledgor 1’s costs and expenses.

9.2	Unless otherwise permitted by the Principal Finance Documents, during the term of this Agreement, Pledgor 2 undertakes to the Pledgee:

9.2.1	not to take, or participate in, any action which results or might result in its loss of ownership of all or part of the Shares or any other transaction which would have the same result as a sale, transfer or other disposal of the Shares or which would for any other reason be inconsistent with the security interest of the Pledgee or the security purpose (as described in Clause 5) or defeat, impair or circumvent the rights of the Pledgee except as permitted by the Pledgee (acting reasonably);

9.2.2	to procure that all Share Certificates representing the Shares acquired by the Pledgor will, promptly following the acquisition of the relevant Shares, be delivered (übergeben) to the Pledgee;

9.2.3	not to encumber, permit to subsist, create or agree to create any other security interest or third party right in or over the Shares or other rights subject to the Pledges 2 and the Existing Share Pledge Agreement;

9.2.4	to inform the Pledgee promptly of any change made in the registered share capital of the Company, or of any changes to the Company’s articles of association which would materially adversely affect the security interest of the Pledgee;

9.2.5	to promptly notify the Pledgee of any attachment (Pfändung) in respect of any of the Shares or any ancillary rights set out in sub-Clause 4.2, such notice to be accompanied by any documents the Pledgee might need to defend itself against any claim of a third party. In particular, Pledgor 2 shall promptly forward to the Pledgee a copy of the attachment order (Pfändungsbeschluss), any transfer order (Überweisungsbeschluss) and all other documents necessary for a defence against the attachment;

9.2.6	in the event of any increase in the capital of the Company, not to allow, without the prior written consent of the Pledgee (such consent not to be unreasonably withheld), any party other than itself or SIG Austria Holding GmbH to subscribe for any Future Shares, and not to defeat, impair or circumvent in any way the rights of the Pledgee created hereunder;

9.2.7	to pledge in favour of the Pledgee on terms identical to the terms of this Agreement any Future Shares which it acquires upon an increase of the capital of the Company by way of capital contribution (Kapitalerhöhung gegen Einlage) or out of authorised capital (Kapitalerhöhung aus genehmigtem Kapital) promptly after the registration of such increase of the capital of the Company in the competent commercial register (Handelsregister) and the acquisition of such Future Shares;

9.2.8

to promptly inform the Pledgee in writing of all matters concerning the Company of which it is aware which would materially adversely affect the security interest of the Pledgee. In particular, Pledgor 2 shall notify the Pledgee, forthwith of any shareholders’ meeting at which a shareholders’ resolution is intended to be adopted which would have a materially adverse effect upon any of the Pledges 2. Pledgor 2 shall allow, following the occurrence and during the continuance of an Enforcement

Event, the Pledgee or, as the case may be, its proxy or any other person designated by the Pledgee, to participate in all such shareholders’ meetings of the Company as attendants without power to vote. Subject to the provision contained in sub-Clause 13.1, the Pledgee’s right to attend the shareholders’ meeting shall lapse immediately upon complete satisfaction and discharge of the Obligations;

9.2.9	to refrain from any acts or omissions, subject to the performance of its rights and duties under the Existing Share Pledge Agreement, the purpose or effect of which is or would be the dilution of the value of the Shares or the Shares ceasing to exist except if permitted by the Pledgee (acting reasonably);

9.2.10	not to amend the articles of association of the Company to the extent that such amendment would materially adversely affect the security interest of the Pledgee created hereunder without the prior written consent of the Pledgee (such consent not to be unreasonably withheld); and

9.2.11	insofar as additional declarations or actions are necessary for the creation of the Pledges (or any of them) in favour of the Pledgee and at the Pledgee’s reasonable request (acting on the reasonable instructions of the Secured Parties), to make such declarations and undertake such actions at Pledgor 2’s costs and expenses.

For the avoidance of doubt, notification and consent requirements as set out in sub-Clauses 9.1.1 through 9.1.7 and 9.2.1 through 9.2.10 of this Agreement are deemed to be satisfied by the relevant Pledgor if and to the extent such notification or consent has been delivered under the relevant Existing Pledge Agreement provided that such notification to the Pledgee or consent of the Pledgee makes reference to this Agreement and the relevant Existing Pledge Agreement.

10.	DELEGATION

The Pledgee shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Agreement on such terms and conditions as it shall see fit. The Pledgee shall only remain liable for diligently selecting and providing initial instructions to such delegate.

11.	INDEMNITY

To the extent set out in the First Lien Intercreditor Credit Agreement, each Pledgor shall, notwithstanding any release or discharge of all or any part of the security, indemnify the Pledgee, its agents its attorneys and any delegate against any action, proceeding, claims, losses, liabilities, damages, expenses, demands, taxes, losses and costs which it may sustain as a consequence of any breach by that Pledgor of the provisions of this Agreement, the exercise or purported exercise of any of the rights and powers conferred on them by this Agreement or otherwise relating to the relevant Pledges.

12.	NO LIABILITY

Except to the extent provided in the Principal Finance Documents, none of the Pledgee, its nominee(s) or agent(s) or delegate(s) shall be liable by reason of (a) taking any action permitted by this Agreement or (b) any neglect or default in connection with the assets and rights subject to the security interest created hereunder, save in respect of any loss or damage which is suffered as a result of wilful misconduct (Vorsatz) or gross negligence (grobe Fahrlässigkeit) by the Pledgee, its nominee(s) or agent(s) or delegate(s), or (c) the enforcement or realisation of all or any part of the security interest created hereunder.

13.	DURATION AND INDEPENDENCE

13.1	This Agreement shall remain in full force and effect until complete satisfaction of the Obligations. The Pledges shall not cease to exist, if any Grantor under the Credit Documents has only temporarily discharged the Obligations.

13.2	This Agreement shall create a continuing security and no change, amendment, or supplement whatsoever in the Credit Documents or in any document or agreement related to any of the Credit Documents shall affect the validity or the scope of this Agreement nor the obligations which are imposed on the Pledgors pursuant to it.

13.3	This Agreement is independent from any other security or guarantee which may have been or will be given to the Pledgee. None of such other security shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement.

13.4	Waiving Section 418 of the German Civil Code, each Pledgor hereby agrees that the security created hereunder shall not be affected by any transfer or assumption of the Obligations to, or by, any third party.

14.	RELEASE (PFANDFREIGABE)

14.1	Upon complete and irrevocable satisfaction of the Obligations, the Pledgee (as instructed in accordance with the First Lien Intercreditor Agreement) will as soon as reasonably practical declare in writing the release of the Pledges (Pfandfreigabe) to the Pledgors as a matter of record. For the avoidance of doubt, the parties are aware that upon full and complete satisfaction of the Obligations the Pledges, due to their accessory nature (Akzessorietät), cease to exist by operation of German mandatory law.

14.2

At any time when the total value of the aggregate security granted by the Pledgors and any of the other Grantors to secure the Obligations (the “Security”) which can be expected to be realised in the event of an enforcement of the Security (realisierbarer Wert) exceeds 110% of the Obligations (the “Limit”) not only temporarily, the Pledgee shall on demand of a Pledgor release such part of the Security

(Sicherheitenfreigabe) as the Pledgee may in its reasonable discretion (as instructed in accordance with the First Lien Intercreditor Agreement) determine so as to reduce the realisable value of the Security to the Limit.

14.3	The Pledgee (as instructed in accordance with the First Lien Intercreditor Agreement) will as soon as reasonably practicable declare in writing the release of the Pledges (Pfandfreigabe) to the Pledgors in accordance with, and to the extent required by, the Intercreditor Arrangements.

15.	PARTIAL INVALIDITY; WAIVER

15.1	If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid, illegal or unenforceable provision shall be deemed to be replaced with such valid, legal or enforceable provision which comes as close as possible to the original intent of the parties and the invalid, illegal or unenforceable provision. Should a gap (Regelungslücke) become evident in this Agreement, such gap shall, without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof, be deemed to be filled in with such provision which comes as close as possible to the original intent of the parties.

15.2	No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

15.3	In particular, the Pledges shall not be affected and shall in any event extend to any and all shares in the Company even if the number or nominal value of the Existing Shares or the aggregate share capital of the Company as stated in Clause 2 are inaccurate or deviate from the actual facts.

16.	AMENDMENTS

Changes and amendments to this Agreement including this Clause 16 shall be made in writing.

17.	NOTICES AND THEIR LANGUAGE

17.1	All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

For Pledgor 1:	SIG Schweizerische Industrie-Gesellschaft AG (formerly SIG Reinag AG)
	Address:	Laufengasse 18
CH-8212 Neuhausen am
Rheinfall
Switzerland
	Telephone:	+41 52 6746111
	Fax:	+41 52 674 65 74
	Attention:	Head of legal corporate

For Pledgor 2:	SIG Combibloc Group AG
	Adress:	Laufengasse 18
CH- 8212 Neuhausen am Rheinfall
Switzerland
	Telephone:	+41 52 6746111
	Fax:	+41 52 6746574
	Attention:	Head of legal corporate

with a copy to:	Address:	c/o Rank Group Limited
Level 9
148 Quay Street
PO Box 3515
Auckland 1140
New Zealand
	Telephone:	+649 3666 259
	Fax:	+649 3666 263
	Attention:	Helen Golding

For the Pledgee:	The Bank of New York Mellon
	Address:	101 Barclay Street, 4E New York, N.Y. 10286, The United States of America
	Telephone:	+212 298 1528
	Fax:	+212 815 5366
	Attention:	International Corporate Trust

17.2	Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. As agreed to in writing in accordance with the First Lien Intercreditor Agreement, notices and other communications hereunder may also be delivered by e-mail to the e-mail address of a representative of the applicable party to this Agreement provided from time to time by such party.

17.3

All notices and other communications given to any party in connection with this Agreement in accordance with the provisions of this Agreement shall be deemed (widerlegbare Vermutung) received on the date sent (if a business day) and on the next business day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by fax or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Clause 17 or in accordance with the latest unrevoked direction from such party given in accordance with this Clause 17.

17.4	Any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

18.	APPLICABLE LAW, JURISDICTION

18.1	This Agreement is governed by the laws of the Federal Republic of Germany.

18.2	The place of jurisdiction for any and all disputes arising under or in connection with this Agreement shall be the courts in Frankfurt am Main. The Pledgee however, shall also be entitled to take action against any Pledgor in any other court of competent jurisdiction. Further, the taking of proceedings against any Pledgor in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

19.	CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS)

19.1	The parties to this Agreement may choose to conclude this Agreement by an exchange of signed signature page(s), transmitted by means of telecommunication (telekommunikative Übermittlung) by fax or attached as an electronic photocopy (pdf., tif., etc.) to an e-mail.

19.2	If the parties to this Agreement choose to conclude this Agreement pursuant to sub-Clause 19.1 above, they will transmit the signed signature page(s) of this Agreement to attention of Isabel van Bremen or Axel Schlieter (isabel.vanbremen@cliffordchance.com or axel.schlieter@cliffordchance.com, fax: +49 211 4355 5600) (the “Recipients”). The Agreement will be considered concluded once any of the Recipients has actually received the signed signature page(s) (Zugang der Unterschriftsseite(n)) from all parties to this Agreement and at the time of the receipt of the last outstanding signature page(s).

19.3	For the purposes of this Clause 19 only, the parties to this Agreement appoint each Recipient as their attorney (Empfangsvertreter) and expressly allow (gestatten) the Recipient to collect the signed signature page(s) from all and for all parties to this Agreement. For the avoidance of doubt, the Recipients will have no further duties connected with their position as Recipient. In particular, the Recipients may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

SCHEDULE 1

PART 1

LIST OF CURRENT BORROWERS

SIG Euro Holding AG & Co. KGaA

Closure Systems International Holdings Inc.

Closure Systems International B.V.

SIG Austria Holding GmbH

Reynolds Consumer Products Holdings LLC

Reynolds Group Holdings Inc.

Pactiv LLC

Beverage Packaging Holdings (Luxembourg) III S.à r.l.

Evergreen Packaging Inc.

Reynolds Consumer Products Inc.

PART 2

LIST OF CURRENT GUARANTORS, CURRENT 2009 SENIOR SECURED NOTES

GUARANTORS, CURRENT OCTOBER 2010 SECURED NOTES GUARANTORS,

CURRENT FEBRUARY 2011 SECURED NOTES GUARANTORS AND CURRENT

AUGUST 2011 SECURED NOTES GUARANTORS

Whakatane Mill Australia Pty Limited

SIG Austria Holding GmbH

SIG Combibloc GmbH

SIG Combibloc GmbH & Co. KG

Closure Systems International (Brazil) Sistemas de Vedação Ltda.

SIG Beverages Brasil Ltda.

SIG Combibloc do Brasil Ltda.

CSI Latin American Holdings Corporation

Evergreen Packaging Canada Limited

Pactiv Canada Inc.

CSI Closure Systems Manufacturing de Centro America, Sociedad de Responsabilidad Limitada

Closure Systems International Deutschland GmbH

Closure Systems International Holdings (Germany) GmbH

Omni-Pac Ekco GmbH Verpackungsmittel

Omni-Pac GmbH Verpackungsmittel

Pactiv Deutschland Holdinggesellschaft mbH

SIG Beverages Germany GmbH

SIG Combibloc GmbH

SIG Combibloc Holding GmbH

SIG Combibloc Systems GmbH

SIG Combibloc Zerspanungstechnik GmbH

SIG Euro Holding AG & Co. KGaA

SIG Information Technology GmbH

SIG International Services GmbH

SIG Beteiligungs GmbH

SIG Asset Holdings Limited

Closure Systems International (Hong Kong) Limited

Evergreen Packaging (Hong Kong) Limited

SIG Combibloc Limited

CSI Hungary Kft.

Closure Systems International Holdings (Japan) KK

Closure Systems International Japan, Limited

Beverage Packaging Holdings (Luxembourg) I S.A.

Beverage Packaging Holdings (Luxembourg) III S.à r.l.

Evergreen Packaging (Luxembourg) S.à r.l.

Beverage Packaging Holdings (Luxembourg) IV S.à r.l.

Reynolds Group Issuer (Luxembourg) S.A.

Bienes Industriales del Norte, S.A. de C.V.

CSI en Ensenada, S. de R.L. de C.V.

CSI en Saltillo, S. de R.L. de C.V.

CSI Tecniservicio, S. de R.L. de C.V.

Evergreen Packaging Mexico, S. de R.L. de C.V.

Grupo CSI de Mexico, S. de R.L. de C.V.

Reynolds Metals Company de Mexico, S. de R.L. de C.V.

Tecnicos de Tapas Innovativas, S.A. de C.V.

Pactiv Foodservice México, S. de R.L. de C.V.

Grupo Corporativo Jaguar, S.A. de C.V.

Servicios Industriales Jaguar, S.A. de C.V.

Servicio Terrestre Jaguar, S.A. de C.V.

Pactiv Mexico, S. de R.L. de C.V.

Closure Systems International B.V.

Evergreen Packaging International B.V.

Reynolds Consumer Products International B.V.

Reynolds Packaging International B.V.

Reynolds Group Holdings Limited

Whakatane Mill Limited

SIG allCap AG

SIG Combibloc Group AG

SIG Combibloc Procurement AG

SIG Combibloc (Schweiz) AG

SIG Schweizerische Industrie-Gesellschaft AG

SIG Technology AG

SIG Combibloc Ltd.

Closure Systems International (UK) Limited

IVEX Holdings, Ltd.

J. & W. Baldwin (Holdings) Limited

Kama Europe Limited

Omni-Pac U.K. Limited

Reynolds Consumer Products (UK) Limited

Reynolds Subco (UK) Limited (formerly BACO Consumer Products Limited)

SIG Combibloc Limited

SIG Holdings (UK) Limited

The Baldwin Group Limited

Bakers Choice Products, Inc.

BCP/ Graham Holdings L.L.C.

Blue Ridge Holding Corp.

Blue Ridge Paper Products Inc.

BRPP, LLC

Closure Systems International Americas, Inc.

Closure Systems International Holdings Inc.

Closure Systems International Packaging Machinery, Inc.

Closure Systems International, Inc.

Closure Systems Mexico Holdings LLC

CSI Mexico LLC

CSI Sales & Technical Services Inc.

Evergreen Packaging Inc.

Evergreen Packaging International (US) Inc.

Evergreen Packaging USA Inc.

GPACSUB LLC

GPC Capital Corp. I

GPC Capital Corp. II

GPC Holdings LLC

GPC Opco GP LLC

GPC Sub GP LLC

Graham Packaging Acquisition Corp.

Graham Packaging Company Inc.

Graham Packaging Company, L.P.

Graham Packaging GP Acquisition LLC

Graham Packaging Holdings Company

Graham Packaging LC, L.P.

Graham Packaging LP Acquisition LLC

Graham Packaging Minster LLC

Graham Packaging PET Technologies Inc.

Graham Packaging Plastic Products Inc.

Graham Packaging PX Company

Graham Packaging PX Holding Corporation

Graham Packaging PX, LLC

Graham Packaging Regioplast STS Inc.

Graham Packaging West Jordan, LLC

Graham Recycling Company, L.P.

Pactiv Germany Holdings Inc.

Pactiv International Holdings Inc.

Pactiv LLC

Pactiv Management Company LLC

PCA West Inc.

PWP Industries, Inc.

Renpac Holdings Inc.

Reynolds Consumer Products Holdings LLC

Reynolds Consumer Products Inc.

Reynolds Flexible Packaging Inc.

Reynolds Food Packaging LLC

Reynolds Group Holdings Inc.

Reynolds Group Issuer Inc.

Reynolds Group Issuer LLC

Reynolds Manufacturing Inc.

Reynolds Packaging Holdings LLC

Reynolds Packaging Kama Inc.

Reynolds Packaging LLC

Reynolds Presto Products Inc.

Reynolds Services Inc.

SIG Combibloc Inc.

SIG Holding USA, LLC

Southern Plastics Inc.

Ultra Pac, Inc.

International Tray Pads and Packaging, Inc.

PART 3

LIST OF CURRENT NEW SECURED NOTES GUARANTORS

Whakatane Mill Australia Pty Limited

SIG Austria Holding GmbH

SIG Combibloc GmbH

SIG Combibloc GmbH & Co. KG

Closure Systems International (Brazil) Sistemas de Vedação Ltda.

SIG Beverages Brasil Ltda.

SIG Combibloc do Brasil Ltda.

CSI Latin American Holdings Corporation

Evergreen Packaging Canada Limited

Pactiv Canada Inc.

CSI Closure Systems Manufacturing de Centro America, Sociedad de Responsabilidad Limitada

Closure Systems International Deutschland GmbH

Closure Systems International Holdings (Germany) GmbH

Omni-Pac Ekco GmbH Verpackungsmittel

Omni-Pac GmbH Verpackungsmittel

Pactiv Deutschland Holdinggesellschaft mbH

SIG Beverages Germany GmbH

SIG Combibloc GmbH

SIG Combibloc Holding GmbH

SIG Combibloc Systems GmbH

SIG Combibloc Zerspanungstechnik GmbH

SIG Euro Holding AG & Co. KGaA

SIG Information Technology GmbH

SIG International Services GmbH

SIG Beteiligungs GmbH

SIG Asset Holdings Limited

Closure Systems International (Hong Kong) Limited

Evergreen Packaging (Hong Kong) Limited

SIG Combibloc Limited

CSI Hungary Kft.

Closure Systems International Holdings (Japan) KK

Closure Systems International Japan, Limited

Beverage Packaging Holdings (Luxembourg) I S.A.

Beverage Packaging Holdings (Luxembourg) II S.A.

Beverage Packaging Holdings (Luxembourg) III S.à r.l.

Evergreen Packaging (Luxembourg) S.à r.l.

Beverage Packaging Holdings (Luxembourg) IV S.à r.l.

Reynolds Group Issuer (Luxembourg) S.A.

Bienes Industriales del Norte, S.A. de C.V.

CSI en Ensenada, S. de R.L. de C.V.

CSI en Saltillo, S. de R.L. de C.V.

CSI Tecniservicio, S. de R.L. de C.V.

Evergreen Packaging Mexico, S. de R.L. de C.V.

Grupo CSI de Mexico, S. de R.L. de C.V.

Reynolds Metals Company de Mexico, S. de R.L. de C.V.

Tecnicos de Tapas Innovativas, S.A. de C.V.

Pactiv Foodservice México, S. de R.L. de C.V.

Grupo Corporativo Jaguar, S.A. de C.V.

Servicios Industriales Jaguar, S.A. de C.V.

Servicio Terrestre Jaguar, S.A. de C.V.

Pactiv Mexico, S. de R.L. de C.V.

Closure Systems International B.V.

Evergreen Packaging International B.V.

Reynolds Consumer Products International B.V.

Reynolds Packaging International B.V.

Reynolds Group Holdings Limited

Whakatane Mill Limited

SIG allCap AG

SIG Combibloc Group AG

SIG Combibloc Procurement AG

SIG Combibloc (Schweiz) AG

SIG Schweizerische Industrie-Gesellschaft AG

SIG Technology AG

SIG Combibloc Ltd.

Closure Systems International (UK) Limited

IVEX Holdings, Ltd.

J. & W. Baldwin (Holdings) Limited

Kama Europe Limited

Omni-Pac U.K. Limited

Reynolds Consumer Products (UK) Limited

Reynolds Subco (UK) Limited (formerly BACO Consumer Products Limited)

SIG Combibloc Limited

SIG Holdings (UK) Limited

The Baldwin Group Limited

Bakers Choice Products, Inc.

BCP/ Graham Holdings L.L.C.

Blue Ridge Holding Corp.

Blue Ridge Paper Products Inc.

BRPP, LLC

Closure Systems International Americas, Inc.

Closure Systems International Holdings Inc.

Closure Systems International Packaging Machinery, Inc.

Closure Systems International, Inc.

Closure Systems Mexico Holdings LLC

CSI Mexico LLC

CSI Sales & Technical Services Inc.

Evergreen Packaging Inc.

Evergreen Packaging International (US) Inc.

Evergreen Packaging USA Inc.

GPACSUB LLC

GPC Capital Corp. I

GPC Capital Corp. II

GPC Holdings LLC

GPC Opco GP LLC

GPC Sub GP LLC

Graham Packaging Acquisition Corp.

Graham Packaging Company Inc.

Graham Packaging Company, L.P.

Graham Packaging GP Acquisition LLC

Graham Packaging Holdings Company

Graham Packaging LC, L.P.

Graham Packaging LP Acquisition LLC

Graham Packaging Minster LLC

Graham Packaging PET Technologies Inc.

Graham Packaging Plastic Products Inc.

Graham Packaging PX Company

Graham Packaging PX Holding Corporation

Graham Packaging PX, LLC

Graham Packaging Regioplast STS Inc.

Graham Packaging West Jordan, LLC

Graham Recycling Company, L.P.

Pactiv Germany Holdings Inc.

Pactiv International Holdings Inc.

Pactiv LLC

Pactiv Management Company LLC

PCA West Inc.

PWP Industries, Inc.

Renpac Holdings Inc.

Reynolds Consumer Products Holdings LLC

Reynolds Consumer Products Inc.

Reynolds Flexible Packaging Inc.

Reynolds Food Packaging LLC

Reynolds Group Holdings Inc.

Reynolds Group Issuer Inc.

Reynolds Group Issuer LLC

Reynolds Manufacturing Inc.

Reynolds Packaging Holdings LLC

Reynolds Packaging Kama Inc.

Reynolds Packaging LLC

Reynolds Presto Products Inc.

Reynolds Services Inc.

SIG Combibloc Inc.

SIG Holding USA, LLC

Southern Plastics Inc.

Ultra Pac, Inc.

International Tray Pads and Packaging, Inc.

SCHEDULE 2

COPY OF APPROVAL AND CONSENT

SIGNATURE PAGE

This Agreement has been entered into on the date stated at the beginning by

SIG Schweizerische Industrie-Gesellschaft AG (formerly SIG Reinag AG)

as Pledgor 1

By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Attorney
	Date:	7 November 2012

SIG Combibloc Group AG as Pledgor 2

By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Attorney
	Date:	7 November 2012

The Bank of New York Mellon as Pledgee

By:	/s/ Orla Forrester
	Name:	Orla Forrester
	Title:	Vice President
	Date:	7 November 2012

Acknowledged and agreed

SIG Euro Holding AG & Co. KGaA represented by SIG Schweizerische Industrie-Gesellschaft AG (formerly SIG Reinag AG) as its general partner (Komplementär)

By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Attorney
	Date:	7 November 2012